Exhibit 5.1

150 West Jefferson • Suite 2100 • Detroit, Michigan 48226.4438

Telephone: +1.313.733.3939 • jonesday.com

July 18, 2023

AAR CORP.
One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

Re:	Registration Statement on Form S-3 Filed by AAR CORP.

Ladies and Gentlemen:

We have acted as counsel for AAR CORP., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of an indeterminate amount of: (i)  senior debt securities of the Company, in one or more series (the “Senior Debt Securities”) and subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), certain of which Debt Securities may be exchangeable for Common Stock (as defined below) or other securities of the Company or any other person; (ii) shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (iii) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (iv) depositary shares of the Company representing fractional interests in Preferred Stock or Debt Securities (the “Depositary Shares”); (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”); (vi) purchase contracts for the purchase or sale of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, options or rights or other securities or property or any combination thereof at a future date or dates (the “Purchase Contracts”); and (vii) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of third parties (the “Units”), in each case as contemplated by the Registration Statement on Form S-3 of the Company to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Senior Debt Securities are to be issued under an Indenture, dated as of December 1, 2010 (as the same has been and may be supplemented from time to time, the “Senior Debt Indenture”), between AAR CORP., as issuer, and U.S. Bank National Association, as trustee (the “Senior Debt Trustee”). The Subordinated Debt Securities are to be issued under an Indenture, dated as of December 1, 2010 (as the same has been and may be supplemented from time to time, the “Subordinated Debt Indenture”), between AAR CORP., as issuer, and U.S. Bank National Association, as trustee (the “Subordinated Debt Trustee”).

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID
MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH
SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

AAR CORP.

July 18, 2023

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.            The Senior Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.            The Subordinated Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.            The shares of Common Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.            The shares of Preferred Stock, upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

5.            The Depositary Shares, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the deposit agreement pursuant to which they are issued.

6.            The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

7.            The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

8.            The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

AAR CORP.

July 18, 2023

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or any authorized committee thereof), the Company’s restated certificate of incorporation and applicable law; (iv) the Company will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement (each as defined below) or unit agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

With respect to any Securities consisting of any series of Senior Debt Securities, we have further assumed that: (i) the Senior Debt Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Senior Debt Trustee; (ii) all terms of the Senior Debt Securities not provided for in the Senior Debt Indenture will have been established in accordance with the provisions of the Senior Debt Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the Senior Debt Trustee; and (iii) the Senior Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Debt Indenture.

With respect to any Securities consisting of any series of Subordinated Debt Securities, we have further assumed that: (i) the Subordinated Debt Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Subordinated Debt Trustee; (ii) all terms of the Subordinated Debt Securities not provided for in the Subordinated Debt Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the Subordinated Debt Trustee; and (iii) the Subordinated Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Debt Indenture.

AAR CORP.

July 18, 2023

With respect to any Securities consisting of Preferred Stock, we have further assumed that the Company will issue and deliver the shares of Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware of a certificate of amendment to the Company’s restated certificate of incorporation, approved by us, establishing the designations, preferences and rights of the class or series of Preferred Stock being issued and delivered.

With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares to be entered into between the Company and an entity (the “Depositary”) selected by the Company to act as depositary (the “Deposit Agreement”), and (ii) issued after the Company deposits with the Depositary (a) shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable or (b) Debt Securities to be represented by such Depositary Shares that are executed, authenticated, issued and delivered and valid and binding, in each case as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent, and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Unit will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

AAR CORP.

July 18, 2023

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the Delaware General Corporation Law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day